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IBT Bancorp
Form 10-K


                                   EXHIBIT 21


SUBSIDIARIES OF THE REGISTRANT:
                                               Isabella Bank and Trust
                                               Wholly owned.

                                               IBT  Financial Services, Inc.
                                               Wholly owned












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